FOURTH MODIFICATION OF MINING LEASE AND OPTION TO PURCHASE

This Fourth Modification of Mining Lease and Option to Purchase (this "Agreement") is executed as of the 26 day of April, 2007, by and between Crown Mines, L.L.C., as lessor ("Lessor") and Unico, Incorporated, as lessee ("Lessee").

WHEREAS, Lessor and Lessee executed that certain Mining Lease and Option to Purchase (as modified, the "Lease"), dated December 12, 2001, as modified by that certain Modification of Mining Lease and Option to Purchase, dated May 31, 2004, that certain Second Modification of Mining Lease and Option to Purchase (the "Second Modification"), dated April 21, 2006, and that certain Third Modification of Mining Lease and Option to Purchase (the "Third Modification") dated as of November 1, 2006; and

WHEREAS, the Lease and Purchase Option (as defined in the Second Modification) expired on January 31, 2007; and

WHEREAS, Lessee has requested that Lessor (a) give Lessee until May 31, 2007, to exercise the Purchase Option and (b) keep the Lease in effect until such date; and

WHEREAS, Lessor is willing to grant Lessee's request subject to the terms and conditions herein contained.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that Lessor and Lessee hereby agree as follows:

1. Extension of Purchase Option and Lease. Subject to the terms and conditions contained herein, Lessor hereby agrees that Lessee's right to exercise the Purchase Option shall be extended to May 31, 2007. Lessee and Lessor further agree that the term of the Lease shall be extended until May 31, 2007, unless earlier terminated as herein provided.

2. Required Payments. Lessee has previously paid to Lessor a total of $2,000,000 in non-refundable payments which are to be applied towards the exercise of the Purchase Option if timely exercised by Lessee. As a condition precedent to the effectiveness of this Agreement, Lessee shall pay to Lessor in immediately available funds, an amount (the "Required Payment") equal to $300,000 on or before April 30, 2007 and $1,700,000 on or before May 31, 2007. If Lessee timely pays in full to Lessor the Required Payment, such payments shall be applied towards the amount required for the exercise by Lessee of the Purchase Option. The Required Payment shall be earned by Lessor on the date of the receipt thereof, and shall not be refundable under any circumstances.

3. On-Going Rental Payments. Lessee shall also pay to Lessor on or before the first day of May, 2007, a monthly rental payment equal to $10,000 (the "Rental Payment").

4. Failure to Make Payments; Termination Date. If Lessee shall fail to pay either Required Payment or the Rental Payment or any other amounts payable under the Lease when due and such failure shall continue for ten days, then the Lease and the Purchase Option shall be

deemed automatically terminated without any further action required by Lessor. In such event, Lessor shall be entitled to retain any amounts previously paid by Lessee under the Lease.

5. Confirmation of Lease; Surface Access. Except as modified hereby, the Lease is and shall continue in full force and effect. Lessee reconfirms its obligation (the "Continuing Obligation") to pay the Mineral Royalty and to provide Lessor access to all data related to the exploration drilling conducted on the leased premises by or on behalf of Lessee, each as described in the Second Modification. Such Continuing Obligations have been fully earned by Lessor and shall survive the exercise by Lessee of the Purchase Option as obligations (which are not optional on Lessee's part to perform) running with the land. If Lessee exercises its Purchase Option, Lessee agrees that Lessor shall be entitled to retain access to and across the surface of the property so purchased so long as such access does not interfere with Lessee's use of the leased premises.

6. Authority. Each of the undersigned officers of Lessor and Lessee represents and warrants to the other that such officer has been duly authorized, and has the power and authority, to execute this Agreement on behalf of Lessor and Lessee, respectively.

7. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

EXECUTED as of the date set forth in the first paragraph hereof.

LESSOR:

CROWN MINES, L.L.C.

By: ______________________
I.N. Fehr, President

THE STATE OF TEXAS §
§
COUNTY OF DALLAS §

On this 24th day of April, 2007, personally appeared before me, I.N. Fehr, whose identity is personally known to me (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the President of Crown Mines, L.L.C. and said document was signed by him in behalf of said limited liability company by authority of its Bylaws or Resolution of its Manager, and said I.N.Fehr acknowledged to me said limited liability company executed the same.

GIVEN under my hand and seal of office this 24th day of April, 2007.

____
Notary Public - State of Texas

SANDRA J JONES
My Commission Expires
November 8, 2007

LESSEE:

UNICO, INCORPORATED

By: [signature]
Name: MARK A. LOPEZ
Title: CHIEF EXECUTIVE OFFICER

THE STATE OF CALIFORNIA §
§
COUNTY OF SAN DIEGO §

On this 26 day of April, 2007, personally appeared before me, MARK A. LOPEZ ______, whose identity is personally known to me (or proved on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say he is the Chief Exec Officer of Unico Incorporated. and said document was signed by him in behalf of said corporation by authority of its Bylaws or Resolution of its Board of Directors, and said MARK A LOPEZ acknowledged to me said corporation executed the same.

GIVEN under my hand and seal of office this 26 day of April, 2007.

[signature: Vivian T. Harris]
Notary Public – State of CALIFORNIA

VIVIAN T. HARRIS
Commission # 1591567
Notary Public - California
San Diego County
My Comm. Expires Jun 26, 2009

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